Exhibit 99.1

1

INDEPENDENT AUDITORS’ REPORT

To the Management and Directors

of Sapphire Biotech, Inc.

Report on the Financial Statements

We have audited the accompanying combined financial statements of Sapphire Biotech, Inc. and its predecessor Sapphire Diagnostics, LLC (collectively the “Company”), which comprise the combined balance sheets as of December 31, 2019 and 2018, and the related combined statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the combined financial statements (the “financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these ﬁnancial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of ﬁnancial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these ﬁnancial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the ﬁnancial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the ﬁnancial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the ﬁnancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the ﬁnancial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of signiﬁcant accounting estimates made by management, as well as evaluating the overall presentation of the ﬁnancial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined financial statements, the Company has suffered recurring losses from operations and has not commenced its intended operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon

San Diego, California

March 12, 2020

SAPPHIRE BIOTECH, INC.

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

	2019	2018
Assets
Current assets:
Cash	$215,337	$37,081
Total current assets	215,337	37,081

Property and equipment, net	3,440	-
Other assets	7,785	12,785
Total assets	$226,562	$49,866

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$13,752	$-
Accrued liabilities	-	1,175
Deferred revenue	26,506	-
Total current liabilities	40,258	1,175

Notes payable	324,218	120,000
Convertible notes payable, net of discount of $190,000 and $0	-	-
Total liabilities	364,476	121,175

Commitments and contingencies (Note 6)	-	-

Stockholders' Equity (Deficit) (Note 8):
Common stock: 100,000,000 authorized as of December 31, 2019 and 2018; 820,000 and 670,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	1	1
Additional paid-in capital	524,999	49,999
Accumulated deficit	(662,914)	(121,309)
Total stockholders' equity (deficit)	(137,914)	(71,309)
Total liabilities and stockholders' equity (deficit)	$226,562	$49,866

The accompanying notes are an integral part of these combined financial statements

SAPPHIRE BIOTECH, INC.

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

Revenues	$6,837	$-

Cost of revenues	5,697	-

Gross profit	1,140	-

Operating Expenses:
General and administrative	323,490	83,604
Research and development	206,212	12,584
Total operating expenses	529,702	96,188

Operating loss	(528,562)	(96,188)

Other (income) expense :
Interest expense	13,043	1,175
Total other (income) expense	13,043	1,175

Loss before provision for income taxes	(541,605)	(97,363)

Provision for income taxes	-	-

Net loss	$(541,605)	$(97,363)

The accompanying notes are an integral part of these combined financial statements

SAPPHIRE BIOTECH, INC.

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount

December 31, 2017	670,000	$1	$49,999	$(23,946)	$26,054
Net loss	-	-	-	(97,363)	(97,363)
December 31, 2018	670,000	$1	$49,999	$(121,309)	$(71,309)
Common stock issued for services	150,000	-	285,000	-	285,000
Beneficial conversion feature	-	-	190,000	-	190,000
Net loss	-	-	-	(541,605)	(541,605)
December 31, 2019	820,000	$1	$524,999	$(662,914)	$(137,914)

The accompanying notes are an integral part of these combined financial statements

SAPPHIRE BIOTECH, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(541,605)	$(97,363)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	150	-
Common stock issued for services	285,000	-
Changes in operating assets and liabilities:
Accounts payable	13,752	(13,711)
Accrued liabilities	13,043	1,175
Deferred revenue	26,506	-
Net cash used in operating activities	(203,154)	(109,899)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,590)	-
Deposits and other	5,000	(12,785)
Net cash provided by (used in) investing activities	1,410	(12,785)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	190,000	120,000
Proceeds from convertible notes payable	190,000	-
Net cash provided by financing activities	380,000	120,000

Decrease in cash and cash equivalents	178,256	(2,684)
Cash and cash equivalents, beginning of year	37,081	39,765
Cash and cash equivalents, end of year	$215,337	$37,081

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non cash investing and financing activities:
Accrued interest converted into note payable	$14,218	$-
Beneficial conversion feature on convertible note payable	$190,000	$-

The accompanying notes are an integral part of these combined financial statements

SAPPHIRE BIOTECH, INC.

Notes to Combined Financial Statements

NOTE 1: ORGANIZATION AND BUSINESS

Sapphire Diagnostics, LLC (“SPX”) was formed in Delaware on August 21, 2017. The business purpose of SPX was to develop a rapid diagnostic test to detect cancer utilizing a proprietary technology exclusively licensed by Advanced Tear Diagnostics, LLC (“ATD”) from Arizona State University. In 2018, the SPX board of managers recognized that there was insufficient funding to develop the electrochemical impedance spectroscopy (“EIS”) technology into its commercial potential. Sapphire Biotech, Inc. was formed on January 1, 2019 to develop a unique biomarker for cancer (“QSOX1”) as well as cancer diagnostic and therapeutic products based on QSOX1. Sapphire Biotech, Inc. and Sapphire Diagnostics, LLC are referred to collectively as the “Company.” Pursuant to an Asset Transfer Agreement dated as of April 7, 2019 entered into between Sapphire Biotech, Inc. and SPX, the SPX Board of Managers and Members voted to transfer certain assets and liabilities to the newly-formed corporation, Sapphire Biotech, Inc., while retaining the intellectual property relating to the core EIS technology for later development. The two investors in SPX, one who made an equity investment and the other entering into several convertible promissory note agreements, chose to assign their rights relating to their respective investment and debt into Sapphire Biotech, Inc. pursuant to the Asset Transfer Agreement. Sapphire Biotech, Inc. assumed the SPX lease pursuant to an Assignment and Assumption of Lease Agreement dated April 23, 2019. On December 18, 2019, the SPX Board of Managers and Members agreed to dissolve SPX and assign the pending patent applications to ATD. The Company and Axim Biotechnologies (“Axim”) entered into a Binding Term Sheet dated January 3, 2020 that provided for the share exchange between both companies whereby the Company would be acquired by Axim.

NOTE 2: GOING CONCERN

The Company’s combined financial statements have been presented assuming that the Company will continue as a going concern. As shown in the combined financial statements, the Company has continued net losses, an accumulated deficit of $662,914 at December 31, 2019 and has cash used in operating activities of continuing operations $203,154 during the year ended December 31, 2019. During the year ended December 31, 2019, the Company raised additional capital of $380,000 through Convertible Note Agreements. This capital provides funds for research, development, and ongoing operations. The Company intends to raise substantial additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. This raises substantial doubt about the ability of the Company to continue as a going concern. The combined financial statements do not include any adjustments related to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The combined financial statements of Sapphire Biotech, Inc. and Sapphire Diagnostic LLC as of December 31, 2019, and 2018 have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). The Company has combined the operations of Sapphire Diagnostics LLC since inception with those of Sapphire Biotech, Inc. as it has been deemed as continuation of a business. All inter-company transactions have been eliminated.

Significant Risks and Uncertainties

The Company’s operations are subject to a number of factors that can affect its operating results and financial condition. Such factors include, but are not limited to: the results of clinical testing and trial activities of the Company’s products, the Company’s ability to obtain regulatory approval to market its products, competition from products manufactured and sold or being developed by other companies, the price of, and demand for, Company products, the Company’s ability to negotiate favorable licensing or other manufacturing and marketing agreements for its products, and the Company’s ability to raise capital.

The Company currently has no commercially approved products and there can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing a product requires significant time and capital and is subject to regulatory review and approval as well as competition from other biotechnology and pharmaceutical companies. The Company operates in an environment of rapid change and is dependent upon the continued services of its employees and consultants and obtaining and protecting intellectual property.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during reporting periods. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful life. New assets and expenditures that extend the useful life of property or equipment are capitalized and depreciated over an estimated useful life of five (5) years. Expenditures for ordinary repairs and maintenance are charged to operations as incurred. For the years ended December 31, 2019 and 2018 the Company recorded $150 and $0, respectively, of depreciation expense.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”.

Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

Income Taxes

The Company follows Section 740-10, Income tax (“ASC 740-10”) Fair Value Measurements and Disclosures of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that the Company believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including reversals of any existing taxable temporary differences, projected future taxable income, tax planning strategies, and the results of recent operations. If the Company determines that it would be able to realize a deferred tax asset in the future in excess of any recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. The Company does not have accounts receivable and allowance for doubtful accounts at December 31, 2019 and 2018.

Stock Based Compensation

All stock-based payments to employees and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached, or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued. During the years ended 2019 we recognized $190,000 and $95,000 of stock-based compensation expense within General and administrative and Research and development, respectively, within the statements of operations. We did not recognize any stock-based compensation expense during the year ended December 31, 2018.

Revenue Recognition

On January 1, 2019 the Company adopted guidance contained in Topic 606 (Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 606”)). The core principle of Topic 606 (FASB ASC 606) is that an entity should recognize revenue to depict the transfer of goods of services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revenue recognition guidance contained in Topic 606, to follow the five-step revenue recognition model along with other guidance impacted by this standard: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price; (5) recognize revenue when or as the entity satisfies a performance obligation. Previous practices were broadly consistent with this approach, and the company determined the amount of revenue based on the amount customer paid or promised to pay.

Revenues from continuing operations are recognized when performance obligations are satisfied, which typically occurs when qualifying labor and materials costs are incurred in accordance with contractual budgets.

Proceeds received prior to the satisfaction of performance obligations are recognized as deferred revenue until the services are performed. As of December 31, 2019 and 2018, we had deferred revenue of $26,506 and $0, respectively.

During the year ended December 31, 2019, all revenues were generated from one customer. See Note 9, for discussion regarding the proposed acquisition of the Company by this customer.

Cost of Sales

Cost of sales includes the purchase cost of materials and labor.

Research and Development

The Company accounts for research and development costs in accordance with the ASC subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $206,212 and $12,584 for the year ended December 31, 2019 and 2018, respectively.

Recently Issued Accounting Standards

The Company adopted ASC 606 Revenues on January 1, 2019 on a modified retrospective basis. There were no changes to the statements of operations as a result of the adoption, and the timing and amount of its revenue recognition remained substantially unchanged under this new guidance.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2020 for a private entity. Early adoption of the amendments in this standard is permitted for all entities, and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its combined financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements

NOTE 4: NOTES PAYABLE

The following table summarizes notes payable as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Note payable, due on December 31, 2021, interest at 6% p.a.	$324,218	$120,000
Accrued interest	-	1,175
Total	$324,218	$121,175

On December 31, 2019, the Company entered into a Debt Exchange Agreement whereas the Company assumed three (3) loans totaling $128,375 of Debt owed by Sapphire Diagnostics, LLC which had an interest rate of 6% per annum. In the same Debt Exchange Agreement, the Company assumed four (4) additional loans made to the Company in 2019, which had an interest rate of 6% per annum. All seven (7) loans totaling $310,000, plus the aggregate interest accrued thereon of $14,218 making the face value of the new note $324,218. As of December 31, 2019, the principal and accrued interest balances were $324,218 and $0, respectively. During the years ended December 31, 2019 and 2018, the Company recognized interest expense of $13,043 and $1,175, respectively, related to these loans.

NOTE 5: CONVERTIBLE NOTES PAYABLE

On December 31, 2019, the Company entered into an Convertible Note Purchase Agreement whereas the Company issued a convertible note with a face value of $190,000 with a compounding interest rate of 3% per annum, the interest shall be payable annually beginning on December 31, 2020 until the maturity date of December 31, 2034, at which time all principal and interest accrued thereon shall be due and payable. The Convertible Note is secured by substantially all the Company’s tangible and intangible assets. In addition, the Convertible Note includes various non-financial covenants including the Company may not enter into any agreement, arrangement or understanding of any kind that would result in a transaction, or series of transactions, that would result in the sale of 50% or more of the Company’s capital stock without the prior approval of the holder. See Note 8, for discussion regarding potential acquisition of the Company for which was approved by the holder.

Upon issuance, the Convertible Note was convertible into shares of the Company’s common stock at $1.90 per share. At December 31, 2019, the Company determined that the Convertible Note contained a beneficial conversion feature for which a full discount was recorded on the Convertible Note. The fair market value of the Company’s common stock was based upon the estimated per share acquisition price per the pending acquisition of the Company, see Note 8 for additional information. The discount of $190,000 will be amortized using the effective interest method and will be fully amortized by December 31, 2034.

NOTE 6: COMMITMENT AND CONTINGENCIES

Operating Lease

The Company has a non-cancellable lease through September 30, 2020. Monthly rent under the lease agreement is $2,595. Rent expense for the years ended December 31, 2019 and 2018 was $39,950 and $9,652, respectively. See Note 10 for a lease entered into subsequent to year end.

Litigation

As of December 31, 2019, and this report issuing date, the Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s Common Stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

NOTE 7: RELATED PARTY TRANSACTIONS

During the years ended December 31, 2019 and 2018, the Company paid approximately $24,000 and $5,000, respectively, to a significant shareholder for research and development services.

During the years ended December 31, 2019 and 2018, the Company paid approximately $48,000 and $45,000, respectively, to a significant shareholder for management services.

NOTE 8: STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company has authorized 100,000,000 shares of common stock, with a par value of $0.000001 per share. As of December 31, 2019, and 2018, the Company had 820,000 and 670,000 shares of common stock issued and outstanding, respectively.

On December 23, 2017, the Company received $50,000 from an investor for an interest in SPX for which the Company issued 5,000 shares to the investor upon formation of Sapphire Biotech, Inc. in exchange for their interest in SPX. These shares are retroactively reflected as outstanding as of December 31, 2017 in the statements of stockholders’ equity (deficit).

The Company issued 665,000 shares to the founders of SPX upon formation of Sapphire Biotech, Inc. in exchange for their interest in SPX. These shares are retroactively reflected as outstanding as of December 31, 2017 in the statements of stockholders’ equity (deficit).

In 2019, the Company issued 150,000 shares to consultants for services related to advisory and management consulting as well as research and development services at a fair value of $1.90 per share. The shares were expensed upon issuance as there was no further performance commitment.

NOTE 9: INCOME TAXES

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Income tax disclosures have only been presented for the year ended December 31, 2019 as all amounts prior to then would have flowed through to the members of SPX without a material benefit to the Company.

The U.S tax reform bill that Congress voted to approve December 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modification to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The Act replaced the prior law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%.

For the year ended December 31, 2019, the Company had available for U.S federal income tax purposes net operating loss carryovers of approximately $60,601, which don’t expire for Federal purposes but expire for State purposes on various dates in the next twenty (20) years. The net operating loss carryovers may be subject to limitations under Internal Revenue Code section 382, due to significant changes in the Company’s ownership. If a change of ownership has occurred the net operating loss carryovers would be limited or might be eliminated.

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the year ended December 31, 2019 is as follows:

2019
Income tax benefit attributable to:
Net income (loss)	$(146,233)
Permanent differences	76,950

Valuation allowance	69,283
Net provision for income tax	$-

The provision for income taxes differ from the amount of income tax determined by applying the applicable U.S statutory rate to losses before income tax expense for the period ended December 31, 2019 due to permanent differences and a full valuation allowance.

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset result principally from the following:

2019
Deferred tax asset attributable to:
Net operating loss carryover	$69,601
Valuation allowance	(69,601)
Net deferred tax asset	$-

The valuation allowance for deferred tax assets as of December 31, 2019 was $69,283. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company will continue to monitor the potential utilization of this asset. Should factors and evidence change to aid in this assessment, a potential adjustment to the valuation allowance in future periods may occur. Management believes it is more likely than not that the Differed tax asset will not be realized, so a 100% Valuation Reserve has been established at December 31, 2019.

As of December 31, 2019, the Company’s tax years from 2017 to 2019 are open for examinations. In addition, there are no open tax examinations.

NOTE 10: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financial statements were issued on March 12, 2020.

Axim Binding Term Sheet—The Company entered into a Binding Term Sheet dated as of January 3, 2020 with Axim Biotechnologies, Inc. (“Axim”). The terms provide for the Company shareholders to agree to sell 100% of the capital stock in the Company in exchange for 60,000,000 in Axim shares. Post-closing, Axim will retain majority ownership, and Sapphire shareholders will hold approximately 48% of outstanding Axim shares. Axim has also agreed to assume $310,000 in Company debt and a convertible note in the amount of $190,000 which if exercised will convert into 10% equity in the Company or the equivalent in Axim stock. The closing is scheduled for March 13, 2020.

Skysong Innovations Exclusive License Agreement—The Company entered into an exclusive license agreement (“License”) as of January 13, 2020 with Skysong Innovations, LLC, the exclusive licensing agent for Arizona State University and representing Mayo Clinic’s interests in certain patents and intellectual property rights (“IP”). Pursuant to the terms of the License, the Company was granted an exclusive license to IP encompassing the inhibition of tumor growth using compounds that inhibit QSOX1 enzymatic activity and, specifically, to anti-neoplastic compounds targeting QSOX1 (the parent molecule referred to as SBI-183). In exchange, the Company has granted Skysong Innovations equity totaling 8% outstanding shares in the Company or 80,000 shares of common stock (the beneficial owners being ASU and Mayo Clinic). The Company has also agreed to pay certain license fees and royalties ranging from 2-4% of sales from products commercialized based on the IP. The Company has further agreed to specified payments when certain milestones are reached relating to total product sales, initiation of phase 3 clinical trials and product regulatory approval. The diligence terms require the Company to complete phase 3 clinical trial within eight (8) years, to file for regulatory approval within 9 years and to achieve its first commercial product sale within 11 years of the effective date of the License.

Industry Sponsored Research Agreement—The Company entered into the Industry Sponsored Research Agreement (“SRA”) effective February 7, 2020 to test and confirm the inhibitory activity of SBI-183 (exclusively licensed on January 13, 2020) and SBI-183 analogs, including those synthesized by the Company. The testing will include cell-based in vitro assays, NMR binding studies and testing to determine if SBI-183 enhances the activity of cytotoxic drugs in vitro. Animal studies will also be conducted under the SRA. Specifically, SBI-183 analogs will be evaluated in a mouse model of triple negative breast cancer using human tumor xenografts. The work will be performed over a period of one year with the total cost of the SRA totaling $150,468. In consideration of the License executed between Skysong Innovations and the Company, the SRA provides for a reduced overhead of 5% instead of the usual 67.7%. The usual overhead fee of $89,851 will be deferred for five (5) years with interest of 5% compounded annually.

Lease Agreement—On March 3, 2020, the Company entered into a 3-year lease agreement (“Lease”) to relocate to a larger space within the same business park. The current lease was due to expire September 30, 2020 and afforded 1,166 square feet at $2,595 base rent. The new space totals 1,908 square feet with base rent in the 1st year $4,713, 2nd year $4,854 and 3rd year $5,000. Upon commencement of the Lease on April 25, 2020, the previous lease will expire.